UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2003

AmeriVest Properties Inc.
(Exact name of small business issuer as specified in its charter)

Maryland	1-14462	84-1240264
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1780 South Bellaire Street Suite 100, Denver, Colorado 80222
(Address of principal executive offices)

(303) 297-1800
(Registrant’s telephone number)

Item 12. Results of Operations and Financial Condition

On December 17, 2003, AmeriVest Properties Inc. (“AmeriVest”) announced the availability of its Supplemental Operating and Financial Information package for the quarter ended September 30, 2003.  A copy of AmeriVest’s press release is furnished as Exhibit 99.1 to this report on Form 8-K.  A copy of the Third Quarter Supplemental Operating and Financial Information is furnished as Exhibit 99.2 to this report on Form 8-K.

The information contained in this report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by AmeriVest under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERIVEST PROPERTIES INC.

December 17, 2003
	By:	/s/ D. Scott Ikenberry
D. Scott Ikenberry
Chief Financial Officer